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                                                                   Exhibit T3C-6

                  COLLATERAL ASSIGNMENT OF CONTRACT FOR DEED


THIS COLLATERAL ASSIGNMENT OF CONTRACT FOR DEED (this "Assignment") is made this ____ day of January, 2004, by REPTRON ELECTRONICS, INC., a Florida corporation doing business as REPTRON MANUFACTURING SERVICES ("Assignor"), for the benefit of HSBC Bank USA, as Trustee ("Assignee").

                                    RECITALS

A. Assignor has entering into certain financing arrangements with certain Note holders under an Indenture dated as of _____, 2004 pursuant to which such Note holders may make loans and advances and provide other financial accommodations to the Assignor as set forth in the Indenture up to the aggregate principal amount of Thirty Million Dollars ($30,000,000) (the "Indenture") (all capitalized terms used in this Assignment and not otherwise defined having the meanings given to them in the Indenture).

B. As collateral security for the obligations of Assignor to pay and perform all of its obligations under the Indenture and the other documents evidencing and securing the Indenture, Assignor has agreed to assign to Assignor its beneficial interest (including its right of possession) in certain property more fully described in this Assignment, including all of its rights to occupy, possess and operate its business from such property.

NOW, THEREFORE, in consideration of the indebtedness described above and for other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, the parties have agreed as follows:

                                    Section 1
                              Collateral Assignment

1.1 Assignor does hereby assign to Assignee, as collateral security, and does hereby agree that Assignee shall have a security interest in, Assignor's right, title and interest in and to that certain real property described in Exhibit A attached hereto and all of the following property, personalty, improvements and rights (all of which are hereinafter collectively referred to as the "Premises");

            (a) The beneficial interest created by, and all of Assignor's right, title and interest, as the installment sale purchaser, in and to that certain Contract for Deed dated April 1, 2002, between the State of Minnesota on behalf of the Higher Education Board, as seller (the "State"), and Assignor, as purchaser (the "Contract");

            (b) All buildings and improvements now or hereafter erected on the above described real estate, and the fixtures, attachments, appliances, equipment, machinery and other articles attached to such buildings and improvements;

            (c) All claims or demands, including claims and demands with respect to the proceeds of insurance with respect thereto, which Assignor now has or may hereafter acquire in the Premises, and any and all awards made for the taking by eminent domain or condemnation, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Premises;



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            (d) Assignor's right to acquire the Premises or any portion thereof or to acquire any greater estate in the Premises which Assignor now has or may hereafter acquire; and

            (e) All of Assignor's rights, privileges and prerogatives under the Contract to surrender, terminate, cancel, assign, modify, change, supplement, alter or amend the Contract.

      1.2 Assignor shall have the right to quietly enjoy the Premises and to exercise all the rights, privileges and prerogatives of the purchaser under the Contract for so long as there has occurred no Event of Default under the Indenture.

                                    Section 2
                 Warranties and Covenants Concerning Contract

      2.1 Assignor warrants and covenants that:

            (a) the Contract is a valid and subsisting contract for deed with respect to the Premises therein described and purported to be demised thereby, is in full force and effect in accordance with the terms thereof, and has not been modified, except such modifications of which Assignee has received copies and approved in writing;

            (b) no default on the part of Assignor exists under the Contract and all sums payable by Assignor under the Contract have been paid to the extent they were due and payable prior to the date hereof;

            (c) Assignor is the owner and holder of the Contract and the beneficial interest created thereby;

      2.2 Assignor covenants and agrees that it will at all times fully perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by it as purchaser under the Contract.

      2.3 Assignor will not, without the prior written consent of Assignee, modify, assign, supplement, release, surrender or terminate or permit the termination (whether voluntary or involuntary) of the Contract and any attempt to do so shall be void and of no force and effect; and

      2.4 Assignor shall advise Assignee in writing of the receipt of any communication or notice (written or otherwise) within twenty-four (24) hours of receipt, (a) given by the State to Assignor of any default in the performance or observance of any of the terms, covenants or conditions of the Contract on the part of Assignor, as purchaser thereunder, to be performed and/or observed, or
(ii) any summons, notice or legal process which may affect the validity of the Contract, or the terms thereof, or which may affect either the Assignor's or Assignee's interest in or possession of the Premises or any part thereof, and will contemporaneously therewith deliver to Assignee a true copy of each such notice when such communication or notice is written. Assignor will furnish to Assignee, immediately upon request, any and all information concerning Assignor's performance of its duties and obligations under the Contract. Assignor shall deposit with Assignee any and all notices, agreements and other documentary evidence showing Assignor's compliance with the terms of the Contract.

      2.5 Assignee shall have no liability or obligation under the Contract by reason of its acceptance of this Assignment. Assignee shall be liable for the obligations of the purchaser arising under the Contract for only the



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period of time during which Assignee is in actual possession of the Premises or has acquired and is holding all of Assignor's right, title and interest therein, and shall not be liable for any periods before or after such period.

                                    Section 3
                                Assignee's Powers

      3.1 If Assignor shall fail to perform and comply fully with all agreements, covenants, terms and conditions imposed upon or assumed by it as purchaser under the Contract, Assignee may (but shall not be obligated to) take any action Assignee deems necessary or desirable to prevent or to cure any default by Assignor in the performance of or compliance with any of Assignor's covenants or obligations under the Contract. Upon receipt by Assignee of any written notice of default by Assignor under the Contract, Assignee may rely thereon and take any action as aforesaid to cure such default even though the existence of such default or the nature thereof be questioned or denied by Assignor or by any party on behalf or Assignor. Assignor hereby expressly grants to Assignee, and agrees that Assignee shall have, the absolute and immediate right to enter in and upon the Property and/or Improvements or any part thereof to such extent and as often as Assignee, in its sole discretion, deems necessary or desirable in order to prevent or to cure any such default by Assignor under the Contract. Assignee, with or without possession, may perform Assignor's obligations under the Contract and/or may pay and expend such sums of money as Assignee in its sole discretion deems necessary for any such purpose, and Assignor hereby agrees to pay to Assignee, immediately and without demand, all such sums so paid and expended by Assignee together with interest thereon from the date of each such payment at the rate provided in the Indenture for such protective advances, shall be added to the principal balance due to Assignee and be secured by the Indenture.

                                    Section 4
                                 Indemnification

      4.1 If Assignee is made a party defendant to any litigation concerning this Assignment or the Premises or any part thereof or therein, or the occupancy thereof by Assignor or persons claiming through Assignor, then Assignor shall indemnify, defend and hold Assignee harmless from all liability arising by reason of such litigation, including reasonable attorneys' fees and expenses incurred by Assignee in any such litigation, whether or not any such litigation is prosecuted to judgment. If Assignee commences an action against Assignor to enforce any of the terms hereof or because of the breach by Assignor of any of the terms hereof, or for the recovery of any sum secured hereby, Assignor shall pay to Assignee reasonable attorneys' fees and expenses, and the right to such attorneys' fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Assignor shall breach any term of this Assignment, Assignee may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment following any breach by Assignor, Assignor shall pay to Assignee the reasonable attorneys' fees and expenses incurred by Assignee, whether or not an action is actually commenced against Assignor by reason of such breach.

      4.2 Assignor waives any and all right to claim or recover against Assignee, its officers, employees, agents and representatives, for loss of or damage to Assignor, the Premises, property of Assignor or the property of others under the control of Assignor from any cause insured against or required to be insured against by the provisions of this Assignment.


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                                    Section 5
                                    Remedies

      5.1 Upon demand of Assignee after the occurrence of an Event of Default, Assignor shall surrender to Assignee, and Assignee shall be entitled to take actual possession of, the Premises or any part thereof personally, or by its agent or attorneys. In such event, Assignee in its discretion may, with or without force and with or without process of law, enter upon and take and maintain possession of all or any part of the Premises, together with all documents, books, records, papers and accounts of Assignor relating thereto, and may exclude Assignor, and Assignor's agents or servants wholly therefrom and may as attorney-in-fact or agent of Assignor, or in its own name as Assignee and under the powers herein granted, hold, operate, manage and control the Premises and conduct the business, if any, thereof, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion or in the discretion of its successors or assigns may be deemed proper or necessary to enforce the payment of the Loan or security of this Assignment.

                                    Section 6
                                  Miscellaneous

      6.1 Governing Law. This Assignment is hereby deemed executed and delivered in the State of New York and shall be governed by the laws of the State of New York as to all matters other than (a) those matters relating to the creation, perfection and priority of the liens created by this Assignment, or the exercise and enforcement of any and all remedies of Assignee and the availability of a judgment (including, but not limited to, a deficiency judgment) against Assignor prior to or following the exercise or enforcement of any remedy of Assignee under this Assignment, and (b) those matters which, under applicable conflict of laws principles, require the application of the laws of a state other than the State of New York. The creation, perfection and priority of the liens created by this Assignment, and the exercise and enforcement of any and all remedies of Assignee under this Assignment, and the availability of a judgment (including, but not limited to a deficiency judgment) against Assignor prior to or following the exercise or enforcement of any remedy of Assignment under this Assignment shall be governed by the laws of the State of Minnesota.

      6.2. Giving of Notice. Any notice, demand or request under this Assignment shall be given at the times and in the manner set forth in the Indenture.

      6.3. Captions. The captions or headings at the beginning of each Section hereof are for the convenience of the parties, are not a part of this Assignment and do not affect the meaning of the provisions of this Assignment.

      6.4. Invalidity of Certain Provisions. In the event that any provision or clause of any of the Financing Agreements conflicts with applicable laws, such conflicts shall not affect other provisions of such Financing Agreements which can be given effect without the conflicting provision, and to this end the provisions of the Financing Agreements are declared to be severable.

      6.5. Definitions. Whenever used in this Assignment, unless the context clearly indicates a contrary intent: The word "Assignor" shall mean the person named in this Assignment and who executes the same and any subsequent tenant under the Lease and his or its respective heirs, executors, administrators, successors, representatives and assigns;


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            (a) The word "Assignee" shall mean the person who is the owner and holder of the Note whether or not specifically named herein as "Assignee", or any subsequent owner and holder of the Note and this Assignment;

            (b) The word "person" shall mean individual, corporation, partnership or unincorporated association;

            (c)  The use of any gender shall include all genders;

            (d) The singular number shall include the plural and the plural the singular as the context may require.

            (e) If Assignor be or consist of more than one person, all agreements, conditions, covenants, provisions, stipulations, warrants of attorney, authorizations, waivers, releases, options, undertakings, rights and benefits made or given by Assignor shall be joint and several, and shall bind and affect all persons who are defined as "Assignor" as fully as though all of them were specifically named herein wherever the word "Assignor" is used.

      6.6. Amendments. This Assignment may be amended only by written agreement, executed by all of the parties hereto, and no other purported agreement, written or oral, shall be effective to vary the terms hereof. This instrument cannot be waived, released, discharged or satisfied orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, release, discharge or satisfaction is sought.

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      IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the day and year first above written.

                                      ASSIGNOR:

                                      REPTRON ELECTRONICS, INC.


                                      By:
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                                          Name:
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                                          Title:
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